Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1331

TREEHOUSE FOODS ANNOUNCES SALE OF SIGNIFICANT PORTION OF ITS MEAL PREPARATION BUSINESS TO INVESTINDUSTRIAL FOR $950 MILLION

Attractive Valuation of 13.6x 2022E Adjusted EBITDA

Simplifies Business, Enables Greater Management Focus and Improves Consistency of Execution

Creates More Concentrated Higher Growth, Higher Margin Private Label Snacking and Beverage Business

TreeHouse to Host Conference Call at 8:30 AM ET on August 11, 2022

Oak Brook, IL, August 11, 2022 — TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse” or “the Company”) today announced that it has reached a definitive agreement to sell a significant portion of its Meal Preparation business (the "Divested Business") to Investindustrial for $950 million.

"Today’s announcement reflects the Board of Director's unanimous determination that divesting a significant portion of the Meal Preparation business for $950 million will deliver greater value for our shareholders than continuing to operate the divested businesses within TreeHouse," said Chair of the Board, Ann M. Sardini. "This transaction enables us to simplify our business and thus improve operational execution, further enhancing our ability to accelerate growth through category depth in our higher growth and margin Snacking and Beverages business."

Steve Oakland, Chief Executive Officer and President commented, "The positive demand trends for private label are clear and simplifying our business will position us to better capitalize on those trends to drive value now and well into the future. This transaction strengthens our balance sheet, improves execution consistency and accelerates our ability to invest across snacking and beverage categories that present attractive growth opportunities. Our continued focus on commercial and operational excellence, people and talent, and driving simplification and growth that have been the hallmarks of our successful efforts to transform TreeHouse will remain as we continue our evolution in line with our strategy."

Mr. Oakland continued, "I want to thank all our employees, particularly the Meal Preparation team, for their commitment throughout the strategic review process. Investindustrial has a tremendous track record and significant industry experience that will be critical to supporting the future success of our colleagues in the Meal Preparation business as we create robust opportunities for our Snacking and Beverages team.”

TRANSACTION DETAILS
The $950 million transaction value represents approximately 13.6x times 2022E adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA")1 for the Divested Business. The transaction consists of approximately $530 million in cash at closing and approximately $420 million in senior secured debt to be provided by TreeHouse. The notes are due in 2027 and carry an initial coupon of 10% for the first two years, escalating to 11% for the third year, 12% for the fourth year, and 13% thereafter. The notes are subject to restrictive covenants and are assignable by TreeHouse.

The Divested Business is expected to generate 2022 net sales and adjusted EBITDA1 of approximately $1.6 billion and $70 million, respectively. The categories to be divested include the following: pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces.

The proceeds from the transaction will be used primarily to reduce debt and strengthen the balance sheet. Pro forma for the transaction and debt paydown, leverage is expected to be below 4.0x at year end.

The transaction is expected to close in the fourth quarter of 2022 and is subject to customary closing conditions and regulatory approvals.

Operating results for the categories to be divested will be reported in discontinued operations beginning in the third quarter of 2022.

Evercore served as financial advisor to TreeHouse and Gibson Dunn served as legal advisor. Centerview provided a fairness opinion to the Board of Directors.

Lazard and Bank of America served as financial advisors to Investindustrial, and Kirkland & Ellis served as legal advisor.

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1 Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" for the definitions of the Non-GAAP measure, and information concerning certain items affecting comparability. The Company is not able to reconcile prospective adjusted EBITDA to the most comparable GAAP financial measure without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

CONFERENCE CALL WEBCAST

A webcast to discuss today’s announcement will be held at 8:30 a.m. Eastern Time today. The live audio webcast and a supporting slide deck will be available on the Company’s website at www.treehousefoods.com/investors/investor-overview/default.aspx

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label foods and beverages in North America. We operate in 29 product categories across two divisions and have approximately 40 production facilities across North America and Italy. Across our diverse portfolio, we offer better-for-you, natural and organic products and hold a private label leadership position across many of our categories. Our purpose is to make high quality food and beverages affordable to all. Our vision is to be the undisputed solutions leader for our custom brands. Our mission is to create value as our customers' preferred manufacturing and distribution partner, providing thought leadership, superior innovation, and a relentless focus on execution. Our long-term strategic objective is to build a company that is well positioned to deliver long-term sustainable growth and create value for our shareholders, as enabled by our two-segment structure.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

ABOUT INVESTINDUSTRIAL

Investindustrial is a leading European group of independently managed investment, holding and advisory companies with €11 billion of raised fund capital. With ESG principles deeply embedded into the Firm’s core approach, Investindustrial has an over 30-year history of providing mid-market companies capital, industrial expertise, operational focus and global platforms to accelerate sustainable value creation and international expansion. Certain companies of the Investindustrial group are authorized by, and subject to regulatory supervision of the FCA in the United Kingdom and the CSSF in Luxembourg. Investindustrial’s investment companies act independently from each other and each Investindustrial fund. Additional information is available at www.investindustrial.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers, and employees; the success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; loss of key suppliers; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; disruptions resulting from the announcement of the exploration of strategic alternatives; changes in weather conditions, climate changes, and natural disasters; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Adjusting for Certain Items Affecting Comparability
Adjusted EBITDA represents GAAP net income (loss) as reported in the Consolidated Statement of Operations adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods, before interest expense, interest income, income tax expense, and depreciation and amortization expense. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as acquisition, integration, divestiture, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, the impact of the COVID-19 pandemic, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. Adjusted EBITDA is a performance measure commonly used by management to assess operating performance, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods.